UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Ashford Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Schedule 14A filing consists of the transcript from the questions and answers section of the conference call held by Ashford Inc. (“Ashford”) on September 18, 2015 relating to the previously announced transaction between Ashford and Remington Holdings, LP (“Remington”), pursuant to the terms of an Acquisition Agreement, dated September 17, 2015, by and among Ashford, Remington, Ashford Advisors, Inc., Archie Bennett, Jr., Monty J. Bennett, Remington Holdings GP, LLC, MJB Investments, LP, Mark A. Sharkey, Remington Hospitality Management, Inc., Ashford GP Holdings I, LLC and Remington GP Holdings, LLC.

ASHFORD INC.

Ashford Inc./Remington Holdings Combination Conference Call

Question/Answer Session

September 18, 2015

10:00 am CT

Operator: Thank you sir. If you’d like to ask a question at this time please signal by pressing Star 1 on your touch-tone telephone. If you’re using a speakerphone please make sure your mute function is turned off to allow your signal to reach our equipment.

Once again that is Star 1 if you’d like to ask a question at this time and we’ll pause for just a moment to allow everyone a chance to signal. All right first we’ll go to Participant 1.

Participant 1: Hey good morning guys. Just two questions for me. First can you provide some color on how you arrived at the pricing on the common issuance and as well as the conversion price on the preferred?

Monty Bennett: Sure. The pricing, you mean the $100 pricing?

Participant 1: Yes, 100 and the 120 on the conversion.

Monty Bennett: The sellers, the Remington sellers felt like that was a fair price for the stock and believe very, very strongly in the growth prospects of the platform. So during the negotiations we all felt like that was a great price from both sides. So that’s how we arrived at it if that answers your question.

Participant 1: Yes. And then any color on the conversion price as well?

Monty Bennett: Same thought process in that we think, you know, as a seller myself and my father think that those are very fair prices and great conversion premiums and think that those should be exercisable, I should say, in the not too distant future.

So we believe very strongly in the future growth of this platform and think that it’s a great deal for us despite the fact that it’s above today’s current price. So again we feel very strongly in the future growth of this transaction.

And as you can see this was a not a cash out but a cash in by the Remington sellers, a doubling down into this platform. So we just have very high hopes and high expectations for the future of Ashford Inc.

Participant 1: Okay. And then just how many properties does Remington manage that are not trust or prime properties?

Monty Bennett: Just three - two or three properties — not very many.

Participant 1: Okay thanks. That’s all for me.

Participant 2: Thanks for taking my question. Just one, will you be disclosing any of the filings or anything what the historical EBITDA numbers for Remington was? I understand this was a forward-looking number, just wondering what it looks like on in TTM basis and how the growth has been? Thank you.

Monty Bennett: Yes. In our proxy filings we will be disclosing all of that information.

Participant 2: Okay. And can you say today what the TTM number was for them?

Monty Bennett: No I don’t have it right here at my fingertips and I just want to make sure that I give you the right number so we’ll get you that in the filings.

Participant 2: All right. Thank you very much.

Monty Bennett: You bet.

Operator: And once again that is Star 1 if you’d like to ask a question. We’ll pause for just another moment. And please ensure that your mute function is turned off before pressing the corresponding digits to allow your signal to reach our equipment.

Participant 3: Actually my question’s been answered. Thanks guys, congrats on the deal.

Monty Bennett: Thank you.

Operator: Okay one last time that is Star 1 to ask a question. And it looks like we have no further questions at this time so I’d like to turn it back to our speakers for any additional remarks.

Monty Bennett: Thank you very much for participating on the call today. We are very excited about this transaction and the fact that it provides over 50% accretion to Ashford’s normalized adjusted net income per share on a fully converted basis.

This has got many, many advantages for the platform and we’re looking forward to consummating the transaction over the next future few months. Thanks again for participating. I like to remind everyone about our investor day on October 20 in New York City. I hope to see you there. Thank you.

Operator: And that does conclude today’s conference. We thank everyone again for their participation.

END

Additional Information and Where to Find It

In connection with the transaction described above, Ashford will file a proxy statement with the Securities and Exchange Commission (the “SEC”). SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain a free copy of the proxy statement when available and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov, or by directing a request by mail to Ashford Inc., 14185 Dallas Parkway, Suite 1100, Dallas, TX, 75254 or from Ashford’s website at www.ashfordinc.com.

Ashford and certain of its directors and officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its shareholders that will occur in connection with the transaction. Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in Ashford’s proxy statements and its Annual Report on Form 10-K previously filed with the SEC, and will be set forth in the proxy statement relating to the transaction when the proxy statement becomes available. Copies of these documents can be obtained, without charge, at the SEC’s website at www.sec.gov, by directing a request to Ashford at the address above, or at www.ashfordinc.com.

Safe Harbor for Forward-Looking Statements

This document contains statements that are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations or beliefs about future events. These statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual events may differ materially from what is expressed in such forward-looking statements due to numerous factors. These include uncertainties regarding whether the transactions contemplated by the Acquisition Agreement will be consummated upon the terms contemplated by the Acquisition Agreement or at all, whether the Ashford’s shareholders will approve the transaction and whether the other conditions to consummate the transaction will be satisfied. Further information and risks regarding factors that could affect Ashford’s business, operations, financial results or financial positions are discussed from time to time in Ashford’s SEC filings and reports, including its Annual Report on Form 10-K for the year ended December 31, 2014. The shareholders of Ashford and other readers are cautioned not to put undue reliance on any forward-looking statements. Ashford undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.